 As filed with the Securities and Exchange Commission on May 24, 1996
                                Registration No. 333-____________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                        _________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                        ________________


                     SOLA INTERNATIONAL INC.
- -----------------------------------------------------------------
        (Exact name of registrant as specified in its charter)

Delaware                                              94-3189941
- -----------------------------------------------------------------
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)               Identification No.)

  2420 Sand Hill Road, Menlo Park, California              94025
- -----------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)

  Sola Optical 401(k) Savings Plan
- -----------------------------------------------------------------
(Full title of the plan)


  John E. Heine, Sola International Inc., 2420 Sand Hill Road,
  Menlo Park, California 94025
- -----------------------------------------------------------------
(Name and address of agent for service)

  (415) 324-6868
- -----------------------------------------------------------------
(Telephone number, including area code of agent for service)


                          With copy to:

                       Michael E. Pietzsch
            Polese, Pietzsch, Williams & Nolan, P.A.
               3003 N. Central Avenue, Suite 1900
                     Phoenix, Arizona  85012
                          602-280-1500

                 CALCULATION OF REGISTRATION FEE





   Title of      Amount To      Proposed         Proposed        Amount of
Securities To       Be           Maximum         Maximum        Registration
Be Registered   Registered   Offering Price     Aggregate           Fee
                               Per Share*    Offering Price*
Interests in         *              *               *            $100.00**
the 401(k)
Savings Plan

__________________________

* Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

** Pursuant to Section 6(b) of the Securities Act of 1933, the amount of Registration Fee is $100.00.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part
I, Items 1 and 2, will be delivered to participants in accordance with Rule 428 of the Securities Act of 1933.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE. The following documents, which have been filed by the Company or the Plan with the Commission, are incorporated in this Registration Statement by reference:

               The Company's Annual Report on Form 10-K filed with the Commission on June 7, 1995, as amended by the Company's Annual Report on Form 10-K/A filed with the
     Commission on June 21, 1995 (the "Form 10-K");

               The Company's quarterly reports on Form 10-Q for the quarters ending June 30, 1995, September 30, 1995 and
     December 31, 1995;

               The Company's Report on Form 8-K dated June 7,
     1995, the Company's Report on Form 8-K dated June 21, 1995 and the Company's Report on Form 8-K dated May 6, 1996;

               The description of the common stock of the Company, $.01 par value per share (the "Common Stock"), which is registered under Section 12 of the Exchange Act, as amended, contained in the Registration Statement on Form 8-A filed with the Commission on January 20, 1995, as amended by Amendment No. 1 to the Form 8-A which was filed with the Commission on February 17, 1995.

          All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES. Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Company, as a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's Amended and Restated Certificate of Incorporation provides for indemnification by the Company of its directors and officers to the full extent permitted by the DGCL. Pursuant to Section 145 of the DGCL, the Company has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

          Pursuant to specific authority granted by Section 102 of the DGCL, the Company's Amended and Restated Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

          "To the fullest extent permitted by the
          Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director."

          In addition, the Company's Amended and Restated By-Laws provide for indemnification of directors and officers, including indemnification of directors and officers that are a party to a proceeding in whole or in part attributable to (a) the fact that he is or was a director or officer of the Company or was serving at the request of the Company or (b) anything done or not done by such person in any such capacity against losses if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

          The Company has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. These agreements, among other things, indemnify the directors, to the fullest extent provided by Delaware law, for certain expenses (including attorneys' fees), losses, claims, liabilities, judgments, fines and settlement amounts incurred by such indemnitee in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of any affiliate of the Company, or as a director or officer of any other company or enterprise that the indemnitee provides services to at the request of the Company.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.   EXHIBITS. An Exhibit index is located at Page 9.

          The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii)     To include any material information
          with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on May 24, 1996.

                              SOLA INTERNATIONAL INC.



                              By     /s/ Ian S. Gillies
                                 ------------------------------
                                   Ian S. Gillies
                                   Vice President, Finance
                                   Chief Financial Officer
                                   Treasurer and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                     Title                               Date
- ---------                     -----                               ----

            *                 Chairman of the Board
- -------------------------
Irving S. Shapiro


            *                 President and Chief Executive
- -------------------------     Officer (Principal Executive
John E. Heine                 Officer), Director


  /s/ Ian S. Gillies          Vice President, Finance, Chief      May 24, 1996
- -------------------------     Financial Officer, Treasurer and
Ian S. Gillies                Secretary (Principal Financial and
                              Accounting Officer)


            *                 Director
- -------------------------
Douglas D. Danforth


            *                 Director
- -------------------------
Hamish Maxwell


            *                 Director
- -------------------------
Ruben F. Mettler

            *                 Director
- -------------------------
Lawrence Za Yu Moh


            *                 Director
- -------------------------
Jackson L. Schultz


* By  /s/  Ian S. Gillies                                         May 24, 1996
     --------------------
     Ian S. Gillies
     Attorney-in-Fact


          Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California, on May 24, 1996.

                              SOLA OPTICAL 401(k) SAVINGS PLAN



                              By    /s/ Hedley Lawson, Jr.
                                 --------------------------------
                                   Hedley Lawson, Jr.
                                   Senior Vice President
                                   Human Resources

                          EXHIBIT INDEX

EXHIBIT DESCRIPTION
NUMBER

4.1 Specimen Form of the Company's Stock Certificate (Filed as Exhibit 4.1 to Amendment No. 3 to the Company's
        Registration Statement (File No. 33-87892) on Form S-1 and incorporated herein by reference)

4.2 Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ending March 31, 1995 and incorporated herein by reference)

4.3     Amended and Restated By-Laws of the Company (Filed as
        Exhibit 3.2 to Amendment No. 2 to the Company's
        Registration Statement (File No. 33-87892) on Form S-1 and incorporated herein by reference)

4.4     Sola Optical 401(k) Savings Plan

4.5     Trust Agreement entered into as of May 15, 1996 between
        Sola Optical USA, Inc. and Chase Manhattan Bank, N.A.

23.1    Consent of Ernst & Young LLP, independent auditors

23.2 Consent of Coopers & Lybrand L.L.P., independent accountants

24.1    Power of Attorney

24.1(a) Power of Attorney